Exhibit 10.3

FORM OF MARKETING AGENT AGREEMENT

MARKETING AGENT AGREEMENT dated and effective as of [            ], 2024 (this “Agreement”) among Invesco Galaxy Bitcoin ETF, a Delaware statutory trust (the “Trust”), Invesco Distributors, Inc., a Delaware corporation (the “Marketing Agent”), and Invesco Capital Management LLC, a Delaware limited liability company (the “Sponsor”). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed thereto in the Trust’s Prospectus (as defined herein) included in its Registration Statement (as defined herein).

WHEREAS, the Sponsor has filed the Registration Statement on Form S-1 (Registration No. 333-255175 with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Trust intends to create and redeem shares of beneficial interest in the Trust (the “Shares”) only in large aggregations (“Creation Baskets”) on a continuous basis, and list the Shares on one or more national securities exchanges;

WHEREAS, the Sponsor desires to retain the Marketing Agent to provide certain services in connection with the offering of the Shares (as amended from time to time);

WHEREAS, the Marketing Agent is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, the Trust and the Sponsor wish to employ Marketing Agent in connection with the performance of the services listed in Schedule A and additional services as may be agreed to from time-to-time; and

WHEREAS, the Marketing Agent is willing to provide such services on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1. Documents — The Trust has furnished or will furnish, upon request, the Marketing Agent with copies of the Trust’s Amended and Restated Declaration of Trust, custodian agreements, transfer agency agreement, fund administration agreement, execution agent agreement, current Prospectus and Registration Statement, and all forms relating to any plan, program or service offered by the Trust. The Trust shall furnish, within a reasonable time period, to the Marketing Agent a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, the Trust shall furnish promptly to the Marketing Agent any additional documents necessary or advisable to perform its functions hereunder. As used in this Agreement the terms “registration statement” and “prospectus” shall mean any registration statement, prospectus and statement of additional information filed by the Trust with the Securities and Exchange Commission (“SEC”) and any amendments and supplements thereto that are filed with the SEC. “Prospectus” means the Prospectus constituting part of the Registration Statement of the Trust under the 1933 Act as such Prospectus may be amended or supplemented and filed with the SEC from time to time. “Registration Statement” means the registration statement most recently filed from time to time by the Trust with the SEC and effective under the 1933 Act, as such registration statement is amended by any amendments thereto at the time in effect.

2. Authorized Representations — The Marketing Agent is not authorized by the Trust to give any information or to make any representations other than those contained in the Registration Statement or Prospectus, or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Marketing Agent’s use. Consistent with the foregoing, the Marketing Agent may prepare and distribute sales literature or other material as it may deem appropriate in consultation with the Trust and the Sponsor, provided such sales literature is approved in accordance with this agreement and complies with applicable law and regulations.

3. Registration of Shares — The Trust agrees that it will take all action necessary to register the Shares of the Trust under the 1933 Act. The Trust shall make available to the Marketing Agent, at the Marketing Agent’s expense, such number of copies of its Prospectus as the Marketing Agent may reasonably request. The Trust shall furnish to the Marketing Agent copies of all information, financial statements and other papers related to the Funds, which the Marketing Agent may reasonably request for use in connection with the marketing Shares of the Trust.

4. Fees and Fund Expenses — (a) In consideration of the services to be performed for the Trust by the Marketing Agent hereunder as set forth on Schedule A attached hereto and as it may be amended from time-to-time, the Sponsor (and not the Trust) will pay the Marketing Agent a fee in an amount set forth in Schedule B hereto, subject to any limitation imposed by any law, rule or regulation applicable to any of the parties hereto.

(b) The Sponsor shall reimburse the Marketing Agent for any reasonable fees or disbursements incurred by the Marketing Agent in connection with the performance by the Marketing Agent of its duties under and pursuant to this Agreement with the prior written consent of the Sponsor.

5. Use of the Marketing Agent’s Name — The Trust shall not use the name of the Marketing Agent, or any of its affiliates, in any Prospectus, sales literature, and other material relating to the Trust in any manner without the prior written consent of the Marketing Agent (which shall not be unreasonably withheld); provided, however, that the Marketing Agent hereby approves all lawful uses of the names of the Marketing Agent and its affiliates in the Prospectus and in all other materials which merely refer to accurate terms to their appointment hereunder or which are required by the SEC, FINRA, OCC, CFTC, NFA or any state securities authority.

6. Use of the Trust’s Name — Neither the Marketing Agent nor any of its affiliates shall use the name of the Trust in any publicly disseminated materials, including sales literature in any manner without the prior consent of the Trust (which shall not be unreasonably withheld); provided, however, that the Trust hereby approves all lawful uses of their respective names in any required regulatory filings of the Marketing Agent which merely refer in accurate terms to the appointment of the Marketing Agent hereunder, or which are required by the SEC, FINRA, OCC, CFTC, NFA or any state securities authority.

7. Indemnification — (a) Subject to the limitations set forth in Paragraph 12 below, the Sponsor agrees to indemnify and hold harmless the Marketing Agent and each of its directors and officers and each person, if any, who controls the Marketing Agent within the meaning of Section 15 of the Securities Act, against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) by reason of any person acquiring any Shares, based upon the ground that the Registration Statement, Prospectus, shareholder reports or other information filed or made public by the Trust (as from time-to-time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the Securities Act or any other statute or the common law. However, the Trust does not agree to indemnify the Marketing Agent or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to it by or on behalf of the Marketing Agent. In no case (i) is the indemnity of the Trust in favor of the Marketing Agent or any person indemnified to be deemed to protect the Marketing Agent or any person against any liability to a Trust or its security holders to which the Marketing Agent or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is a Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Marketing Agent or any person indemnified unless the Marketing Agent or person, as the case may be, shall have notified the Trust in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims shall have been served upon the Marketing Agent or any such person (or after the Marketing Agent or such person shall have received notice of service on any designated agent). However, failure to notify a Trust of any claim shall not relieve that Trust from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if a Trust elects to assume the defense, the defense shall be conducted by counsel chosen by such Trust. In the event a Trust elects to assume the defense of any suit and retain counsel, the Marketing Agent, officers or directors or controlling person(s) or defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If a Trust does not elect to assume the defense of any suit, it will reimburse the Marketing Agent, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Trust agrees to notify the Marketing Agent promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.

(b) The Marketing Agent also covenants and agrees to indemnify and hold harmless the Trust, the Sponsor, and each of their respective officers, representatives or agents and each person, if any, who controls the Trust or the Sponsor within the meaning of Section 15 of the Securities Act (each, an “Indemnified Party”), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the Securities Act or any other statute or common law, alleging (a) any wrongful act of the Marketing Agent or any of its employees or (b) that any sales literature, advertisements, information, statements or representations used or made by the Marketing Agent or any of its affiliates or employees or that the Registration Statement or Prospectus (as from time-to-time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished to such Trust or Sponsor by or on behalf of the Marketing Agent. In no case (i) is the indemnity of the Marketing Agent in favor of any Indemnified Party to be deemed to protect any such party against any liability to which the Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Marketing Agent to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Indemnified Party unless such Indemnified Party shall have notified the Marketing Agent in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Marketing Agent of any claim shall not relieve the Marketing Agent from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Marketing Agent it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Marketing Agent elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Indemnified Party, to its officers and to any controlling person(s), or defendant(s) in the suit. In the event that the Marketing Agent elects to assume the defense of any suit and retain counsel, the Indemnified Party or controlling person(s), defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Marketing Agent does not elect to assume the defense of any suit, it will reimburse the Indemnified Party, officers or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Marketing Agent agrees to notify the Indemnified Party promptly of the commencement of any litigation or proceeding against it in connection with the Indemnified Party and sale of any of the Shares.

8. Supplemental Information — The Marketing Agent and the Sponsor, on behalf of the Trust, shall regularly consult with each other regarding the Marketing Agent’s performance of its obligations under this Agreement. In connection therewith, the Sponsor shall submit to the Marketing Agent at a reasonable time in advance of filing with the SEC reasonably final copies of any amended or supplemented registration statement (including exhibits) under the Securities Act; provided, however, that nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to any Registration Statement and/or supplements to any Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

The Marketing Agent acknowledges that the only information provided to it by the Trust or the Sponsor is that contained in the Registration Statement, the Prospectus and reports and financial information referred to herein. Neither the Marketing Agent nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in such documents.

9. Term — This Agreement shall become effective as of the date first written above, and shall continue until one year from such date and thereafter shall continue automatically for successive annual periods. This Agreement is terminable, with respect to the Trust, without penalty on sixty (60) days’ written notice by the Sponsor, the Trust or by the Marketing Agent. This Agreement shall automatically terminate in the event of its assignment.

Upon the termination of this Agreement by the Trust, at the expense and direction of the Trust, the Marketing Agent shall transfer to such successor, as the Trust shall specify all relevant books, records and other data established or maintained by the Marketing Agent for the Trust under this Agreement.

10. Notice — Any notice required or permitted to be given by any party to another party shall be deemed sufficient if sent by (i) email or (ii) registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice:

if to the Trust or the Sponsor, at:

Invesco Capital Management LLC

3500 Lacey Road, Suite 700

Downers Grove, IL 60515

Attn: Head of Legal

if to the Marketing Agent at:

Invesco Distributors, Inc.

11 Greenway Plaza, Suite 1000

Houston, TX 77046

Attn: General Counsel

or such other email address as may be furnished by one party to the other.

11. Confidential Information — The Marketing Agent, its officers, directors, employees and agents will treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and to prior or present shareholders or to those persons or entities who respond to the Marketing Agent’s inquiries concerning investment in a particular Trust, and will not use such records and information for any purposes other than performance of its responsibilities and duties hereunder. If the Marketing Agent is requested or required by, but not limited to, depositions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or other action, proceeding or process or as otherwise required by law, statute, regulation, writ, decree or the like to disclose such information, the Marketing Agent will provide the Trust with prompt written notice of any such request or requirement so that particular Trust may seek an appropriate protective order or other appropriate remedy and/or waive compliance with this provision. If such order or other remedy is not sought, or obtained, or waiver not received within a reasonable period following such notice, then the Marketing Agent may without liability hereunder, disclose to the person, entity or agency requesting or requiring the information, that portion of the information that is legally required in the reasonable opinion of the Marketing Agent’s counsel.

12. Limitation of Liability —The Marketing Agent agrees that, pursuant to Section 3804(a) of the Delaware Statutory Trust Act, the liabilities of the Trust shall be limited such that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing and relating to this Agreement with respect to the Trust shall be enforceable against the assets of the Trust. The Marketing Agent further agrees that it shall not seek satisfaction of any such obligation from the Trustee, shareholders, any individual shareholder, officer, representative or agent of the Trust, nor shall the Marketing Agent seek satisfaction of any such obligation from the Sponsor, its members, managers, directors or officers.

Any obligations of the Trust entered into in the name or on behalf thereof by the Sponsor, members managers, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Sponsor, the Trustee, members, managers, or officers, representatives or agents personally, but bind only the property of the Trust party to said obligation, and all persons dealing with such Trust must look solely to that Trust’s property for the enforcement of any claims.

It is expressly understood and agreed by the Marketing Agent that:

(a) this Agreement is executed and delivered on behalf of the Trust by the Sponsor, not individually or personally, but solely as Sponsor of the Trust in the exercise of the powers and authority conferred and vested in it;

(b) the representations, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Sponsor but are made and intended for the purpose of binding only the Trust;

(c) nothing herein contained shall be construed as creating any liability on the Sponsor, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto; and

(d) under no circumstances shall the Sponsor be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, duty, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related document.

13. Miscellaneous — Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. Except with respect to Paragraph 12 above, which shall be construed, interpreted, and enforced in accordance with and governed by the laws of the State of Delaware, this Agreement shall be construed, interpreted, and enforced in accordance with and governed by the laws of the State of Illinois. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may not be changed, waived, discharged or amended except by written instrument that shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or amendment is sought. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

All activities by the Marketing Agent and its agents and employees as Marketing Agent of the Shares shall comply with all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted by the SEC, FINRA or any securities association registered under the Exchange Act or futures association registered under the Commodity Exchange Act, as amended. Should the Marketing Agent, or any of its agents and employees, materially fail to maintain compliance with all applicable laws, rules and regulations to which it is subject, or otherwise lose its status as a registered broker-dealer in good standing with FINRA, the Marketing Agent agrees to promptly notify the Sponsor.

All activities by the Sponsor and its agents and employees as Marketing Agent of the Shares shall comply with all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted by the SEC, CFTC or any securities association registered under the Exchange Act or futures association registered under the Commodity Exchange Act, as amended. Should the Sponsor, or any of its agents and employees, materially fail to maintain compliance with all applicable laws, rules and regulations to which it is subject, or otherwise lose its status as a commodity pool operator in good standing with the CFTC, the Sponsor agrees to promptly notify the Marketing Agent.

14. Anti-Money Laundering. The Marketing Agent and Sponsor both represent and warrant to the other that it has, and shall maintain, an anti-money laundering program (“AML Program”) that, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, and (vi) allows for appropriate regulators to examine its anti-money laundering books and records.

Remainder of page intentionally left blank. Signature page follows.

IN WITNESS WHEREOF, each of the undersigned have executed this instrument in its name and behalf, and the Marketing Agent has executed this instrument in its name and behalf, as of the date and year first above written.

INVESCO GALAXY BITCOIN ETF
By: INVESCO CAPITAL MANAGEMENT LLC,
as Sponsor of Invesco Galaxy Bitcoin ETF

By:
Name:
Title:

INVESCO DISTRIBUTORS, INC.

By:
Name:
Title:

INVESCO CAPITAL MANAGEMENT LLC

By:
Name:
Title:

Schedule A

List of Services for the Trust

1.	Duties of the Marketing Agent

The Marketing Agent shall use commercially reasonable efforts to provide, or cause an affiliate to provide, the following services to the Trust:

•

At the request of the Trust, the Marketing Agent shall assist the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the applicable Transfer Agent, for the creation and redemption of Creation Baskets of the Trust.

•	Make available copies of the Prospectus to Authorized Participants who have purchased Creation Baskets in accordance with the Authorized Participant Agreements.

•	Maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent.

•

Review and approve, prior to use, all Trust marketing materials submitted to the Marketing Agent for review by the Sponsor (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and file all such Marketing Materials required to be filed with FINRA. The Marketing Agent agrees to furnish to the Trust or the Sponsor any comments provided by FINRA with respect to such materials.

•	Ensure that all direct requests by Authorized Participants for Prospectuses are fulfilled.

•

Work with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent. The Trust acknowledges that the Marketing Agent shall not be obligated to approve any certain number of orders for Creation Baskets.

•	Review distribution related legal documents and contracts.

•	Consult with sponsor’s marketing staff on development of FINRA compliant marketing campaigns.

•	Consult with sponsor on marketing/sales strategy.

•	Maintain books and records in respect of the Trust that relate to the services provided pursuant to this Agreement.

•	Perform such additional marketing and distribution related services as may be agreed among the parties from time-to-time.

2.	Duties of the Sponsor

•

The Trust agrees to create, issue, and redeem Creation Baskets of the Trust in accordance with the procedures described in the Prospectus. Upon reasonable notice to the Marketing Agent, and in accordance with the procedures described in the Prospectus, the Trust reserves the right to reject any order for Creation Baskets or to stop all receipts of such orders at any time.

•	The Sponsor shall deliver to the Marketing Agent copies of the following documents:

(i)	the then current Prospectus for the Trust;

(ii)	any relevant policies and procedures adopted by the Sponsor or the Trust or its service providers that are applicable to the services provided by the Marketing Agent; and

(iii)	any other documents, materials or information that [the Marketing Agent shall reasonably request to enable it to perform its duties pursuant to this Agreement.

A-1

•	The Sponsor shall thereafter deliver to the Marketing Agent as soon as is reasonably practical any and all amendments to the documents required to be delivered under this Section.

•	The Trust shall arrange to provide the listing exchanges with copies of Prospectuses and product descriptions that are required to be provided by the Trust to purchasers in the secondary market.

•	The Trust will make it known that Prospectuses and product descriptions are available by making sure such disclosures are in all marketing and advertising materials prepared by the Trust.

A-2

Schedule B

Pursuant to Section 4(a)

In consideration of the services to be provided by the Marketing Agent under and pursuant to this Agreement, Sponsor shall pay to the Marketing Agent as reimbursement for actual costs associated with the Marketing Agent performing the services provided herein, with such compensation to be capped at $[ ] annually. Marketing Agent’s compensation will be paid quarterly in arrears on the last business day of each calendar quarter and prorated for partial quarters in the event the Marketing Agent Agreement becomes effective on a date that is not the first day of a calendar quarter or is terminated on a date that is not the last day of a calendar quarter.

B-1